Exhibit 23

JAMES J. GARRITY

CERTIFIED PUBLIC ACCOUNTANT

P.O. BOX 448

733 NEPONSET STREET

NORWOOD, MASSACHUSETTS  02062

(781) 769-5522 • (781) 769-4061

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

NEW YORK TIMES COMPANY

I consent to the incorporation by reference in Registration Statement No. 33-50461 on Form S-8 of my report dated June 11, 2004, on my audit of the financial statements and supplemental schedules of the BGEA/Boston Globe Employee Savings Plan as of December 24, 2003 and 2002 and for the years then ended, which report is included in this Annual Report on Form 11-K.

/s/ James J. Garrity, CPA

JAMES J. GARRITY, CPA

Norwood, Massachusetts
June 11, 2004